EXHIBIT 12

                                                                    Simmons Company and Subsidiaries
                                                                Computation of Earnings to Fixed Charges
                                                                        (dollars in thousands)

                                                                      For the fiscal Year  For the fiscal Year
                                                                        ended December       ended December
                                                                           28, 1991            26, 1992
                                                                     -------------------   ------------------


1     Earnings:
                (a)   Income from continuing operations before
                      deductions for taxes                                (A)                (A)

                (b)   Interest Expense

                (c) Portion of rental expense representative of interest factor

                                 Total


2  Fixed Charges:
                (a)  Interest

                (b) Portion of rental expense representative of interest factor

                (c)  Preferred Stock dividend requirements

                                 Total

                      Ratio (1 divided by 2)

(A) Earnings were insufficient to cover fixed charges for the above referenced periods.

                                                                      For the fiscal Year  For the fiscal Year
                                                                        ended December       ended December
                                                                           25, 1993             31, 1994
                                                                     -------------------   ------------------

1     Earnings:
                (a)   Income from continuing operations before
                      deductions for taxes                                (A)                $11,227

                (b)   Interest Expense                                                         9,042

                (c)   Portion of rental expense representative
                      of interest factor                                                       3,381
                                                                                              ------
                                 Total                                                        23,650


2  Fixed Charges:
                (a)  Interest                                                                $ 9,042

                (b)  Portion of rental expense representative
                     of interest factor                                                        3,381

                (c)  Preferred Stock dividend requirements                                        77
                                                                                              ------
                                 Total                                                        12,500

                      Ratio (1 divided by 2)                                                     1.9


(A) Earnings were insufficient to cover fixed charges for the above referenced periods.

                                                                      For the fiscal Year     Pro Forma
                                                                        ended December     December 30, 1995
                                                                           30, 1995
                                                                     -------------------   ------------------
1     Earnings:
                (a)   Income from continuing operations before
                      deductions for taxes                                $16,917             $ 1,576

                (b)   Interest Expense                                      8,347              19,924

                (c)   Portion of rental expense representative
                      of interest factor                                    3,542               3,542
                                                                          -------              ------
                                 Total                                     28,806              25,042


2  Fixed Charges:
                (a)  Interest                                             $ 8,347             $19,924

                (b)  Portion of rental expense representative
                     of interest factor                                     3,542               3,542

                (c)  Preferred Stock dividend requirements                    116                 116
                                                                          -------              ------
                                 Total                                     12,005              23,582

                      Ratio (1 divided by 2)                                  2.4                 1.1

(A) Earnings were insufficient to cover fixed charges for the above referenced periods.


                                                                       Predecessor          Successor
                                                                     December 31, 1995     March 22, 1996
                                                                     to March 21, 1996   to March 30, 1996
                                                                     -----------------   ------------------

1     Earnings:
                (a)   Income from continuing operations before
                      deductions for taxes                                (A)                (A)

                (b)   Interest Expense

                (c) Portion of rental expense representative of interest factor

                                 Total


2  Fixed Charges:
                (a)  Interest

                (b) Portion of rental expense representative of interest factor

                (c)  Preferred Stock dividend requirements

                                 Total

                      Ratio (1 divided by 2)

(A) Earnings were insufficient to cover fixed charges for the above referenced periods.
